UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                         Date of Report October 22, 2002

                         Commission file number 1-10948

                               OFFICE DEPOT, INC.

             (Exact name of registrant as specified in its charter)

          Delaware                                        59-2663954
 ----------------------------------   ---------       --------------------------
 (State or other jurisdiction of                      (I.R.S. Employer
 incorporation or organization)                       Identification No.)


              2200 Old Germantown Road, Delray Beach, Florida 33445

               (Address of principal executive offices) (Zip Code)


                                 (561) 438-4800

              (Registrant's telephone number, including area code)

        Former name or former address, if changed since last report: N/A



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ITEM 5.  OTHER EVENTS

On October 22, 2002, Office Depot, Inc. issued a press release with a revised statement of cash flows to correct an error contained in the statement in its previously released earnings information for its fiscal third quarter of 2002. The change in presentation has no impact on net increase in cash and cash equivalents for the period, which were correctly stated, or on the consolidated statements of income or balance sheets included with the release.

A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.




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ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

        (c) Exhibits

99.1 Press release dated October 22, 2002, with a revised statement of cash flows to correct an error contained in the statement included as part of the Company's previously released earnings information for its fiscal third quarter of 2002. This correction has no impact on the net increase in cash and cash equivalents for the period, which was correctly stated, or on the consolidated statements of income or balance sheets included with the release.




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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                   OFFICE DEPOT, INC.

Date:  October 22, 2002                            By: /S/ DAVID C. FANNIN


                                                   David C. Fannin
                                                   Executive Vice President and
                                                   General Counsel